EXHIBIT B









QUEST FOR VALUE FUND, INC.

(A Maryland Corporation)







BY-LAWS

As adopted on

August 7, 1979

BY-LAWS

ARTICLE I

STOCKHOLDERS


        SECTION 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may be fixed by the Board of Directors and stated in the notice of meeting.

        SECTION 2. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held at such hour as may be determined by the Board of Director and as shall be designated in the notice of meeting and on such date within 31 days after the 1st day of March in each year as may be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

        SECTION 3. Special or Extraordinary Meetings. Special or extraordinary meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, if any, or by the President or by the Board of Directors, and shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than one quarter in amount of the entire capital stock issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. Special meetings requested by shareholders need not be called unless (i) required by law and (ii) all conditions to the calling of such special meeting required by law have been met.

        SECTION 4. Notice of Meetings of Stockholders. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at this post office address as it appears on the records of the Corporation, with postage thereon prepaid.

               No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

        SECTION 5. Record Dates. The Board of Directors may fix, in advance, a date, not exceeding sixty days and not less than ten days preceding the date of any meeting of stockholders, and not exceeding sixty days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive dividend or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting to receive such dividend or rights, as the case may be.

        SECTION 6. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the stockholders. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

        SECTION 7. Voting and Inspectors. At all meetings of stockholders every stockholder of record entitled to vote thereat shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation (and such stockholders of record holding fractional shares shall have proportionate voting rights as provided in the Articles of Incorporation) on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. No proxy which is attempted to be used more than eleven months after its date shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

        All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided in the Articles of incorporation or in these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the Articles of Incorporation or in these By-Laws.

        At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the chairman of the meeting, may, and upon the request of the holders of ten per cent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

        The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten per cent (10%) of the stock entitled to vote on such election or matter.

        SECTION 8. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board, if any, or, or he shall not be present, by the President, or if he shall not be present, by a Vice President, or if none of them is present, by a chairman
to be elected at the meeting.   The Secretary of the Corporation, if
present, shall act as secretary of such meetings, or if he is not present, as Assistant Secretary shall so act: if neither the Secretary nor an Assistant Secretary is present, then the chairman of the meeting shall appoint its secretary.

        SECTION 9. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters., the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors of election shall decide all such questions.

ARTICLE II

BOARD OF DIRECTORS

        SECTION 1. Number and Tenure of Office. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors consisting of that number of Directors specified in the Articles of Incorporation of the Corporation as originally filed which number may be increased or decreased as provided in Section 3 of this Article. Each director shall hold office until the annual meeting of stockholders of the Corporation next succeeding his election or until his successor is duly elected and qualifies. Directors need not be stockholders.

        SECTION 2. Vacancies. Subject to the provisions of the Investment Company Act of 1940 or any rule, regulation or order thereunder (collectively, the "1940" Act), in case of any vacancy in the Board of Directors through death, resignation, removal, or other cause a majority of the remaining Directors, although such majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the next annual meeting of the stockholders of the Corporation or until his successor is duly elected and qualifies.

        SECTION 3. Increase or Decrease in Number of Directors: Removal. Subject to the 1940 Act, the Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors to a number not exceeding fifteen, and may elect Directors to fill the vacancies created by any such increase in the number of Directors and to hold office until the next annual meeting of the stockholders or until their successors are duly elected and qualify. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three, but the tenure of office of any Director shall not be affected by any such decrease made by the Board.
Any director may at any time be removed either with or without cause by resolution duly adopted by the affirmative votes of the holders of a majority of the shares of the capital stock of the Corporation present in person or by proxy at any meeting of stockholders provided that a quorum is present or by such larger vote as may be required by Maryland law. Any director may at any time be removed for cause by resolution duly adopted at any meeting of the Board of Directors provided that notice thereof is contained in the notice of such meeting and that such resolution is adopted by the vote of at least two thirds of those directors who removal is not proposed. As used here "for cause" shall mean any cause which under Maryland law would permit the removal of a director elected by cumulative voting.

        SECTION 4. Place of Meeting. The Directors may hold their meeting, have one or more offices, and keep the books of the Corporation outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

        SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice, if any, as the Directors may from time to time determine. The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders for the election of Directors.

        SECTION 6. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board of Directors, if any, or the President or a majority of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before each such meeting. NO notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

        SECTION 7. Quorum. One-third of the entire Board of Directors shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at nay meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to tie until a quorum shall have been obtained. The action of a majority of the Directors present at any meeting at which there is a quorum shall be the action of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, or, these By-Laws.

        SECTION 8. Executive Committee. The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board, appoint from the Directors an Executive Committee to consist of such number of Directors (not less than three) as the Board may from time to time determine. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by appointment from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it) except as provided by law. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary
to constitute a quorum.   In the absence of any member of the Executive
Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

        SECTION 9. Other Committees. The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise, to the extent permitted by law, such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and, to the extent permitted by law, the powers of any such committee, to fill vacancies, and to discharge any such committee.

        SECTION 10. Informal Action by Directors and Committees: Any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may, except as otherwise required by the 1940 Act, be taken without a meeting if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be and filed with the minutes of the precedings of the Board or committee. Subject to the 1940 Act, members of the Board of Directors or a committee thereof may participate in a meeting by means of a conference, telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

        SECTION 11. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

        SECTION 12. Substitute Member. The members of any committee present at any meeting, whether or not they constitute a quorum, may appoint a Director to act in the place of an absent member.

        SECTION 13. Mandatory Redemption. The Board of Directors may cause the redemption of the shares held in any account if the aggregate net asset value of such shares (taken at cost or value, as determined by the Board) is less than $500 or such lesser amount as the Board may fix, upon such notice to the shareholders in question, with such permission to increase the investment in question and upon such other terms and conditions as may be fixed by the Board in accordance with the 1940 Act.

        SECTION 14. Organizational Expenses. In the event that any person advances the organizational of the Corporation, such advances shall become an obligation of the Corporation subject to such terms and conditions as may be fixed by, and on a date to be fixed by, or determined in accordance with criteria fixed by the Board, to be amortized over a period or periods to be fixed by the Board.

ARTICLE III

OFFICERS

        SECTION 1. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of the stockholders. These may include a Chairman of the Board of Directors and shall include a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors, a Secretary and a Treasurer. The President shall be selected from among the Directors. The Board of Directors or the Executive Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers , agents and employees ,who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

        SECTION 2. Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualified; however, any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Directors.

        SECTION 3. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such additional powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee.

ARTICLE IV

CAPITAL STOCK

        SECTION 1. Certificates of Shares. Each stockholder shall be entitled to a stock certificate evidencing his interest in the Corporation in such form as the Board of Directors may from time to time prescribe.
No certificate shall be valid unless it is signed by the Chairman of the Board of Directors, if any, or the President or a Vice-President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal.
The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

        SECTION 2. Transfer of Shares. Shares of the Corporation shall be transferrable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonable require; in the case of shares not represented by certificates; the same or similar requirements may be imposed by the Board of Directors.

        SECTION 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal office of the Corporation or, if the Corporation employs a transfer agent, at the office of the transfer agent of the corporation. The stock ledger may be in written form or i any other form which can be converted within a reasonable time into written form for visual inspection.

        SECTION 4. Lost, Stolen or Destroyed Certificates. The Board of Directors or Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificates or his legal representative to give bond, with sufficient surety to the Corporation and the transfer agent, if any, to indemnify it and such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE V

CORPORATE SEAL

        The Board of Directors shall provide a suitable corporate seal, in such form and bearing such inscriptions as it may determine.

ARTICLE VI

FISCAL YEAR

        The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

ARTICLE VII

        The By-Laws of the Corporation may be altered, amended, added to or repealed by the stockholders or by majority vote of the entire Board of Directors; but any alteration, amendment, addition or repeal of the By-Laws by action of the Board of Directors may be altered or repealed by the stockholders.














LEGAL/LEGAG/225BYL.EXB